Exhibit 99.1

• The partnership reported $56.3 million of net income attributable to the partnership, $73.4 million of net cash provided by operating activities, $68.0 million of adjusted EBITDA attributable to the partnership, and $61.1 million of cash available for distribution.

• Acquisition of 49% interest in Odyssey and an additional 20% interest in Mars (now 48.6%) from Shell Pipeline Company.

• Third quarter distribution of $0.26375/unit, up 5.5% from previous quarter, which supports the partnership's intent to deliver 25% distribution growth for 2016.

HOUSTON, November 3, 2016 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented mainstream midstream master limited partnership formed by Royal Dutch Shell plc (RDS), reported net income attributable to the partnership of $56.3 million for the second quarter of 2016, which equated to $0.28 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the partnership of $68.0 million and cash available for distribution of $61.1 million.

“Our systems have demonstrated resilience despite volatility in the industry and have delivered consistent results on a quarterly basis. We have continued to build the scale with six acquisitions over the last two years totaling $2.3 billion and have more than tripled the EBITDA of Shell Midstream Partners,” said John Hollowell, CEO, Shell Midstream Partners. “As we look ahead, and based on current market performance, we plan to acquire between $2.5 and $2.9 billion of assets from our sponsor through 2018. We also are targeting distributions growth at a 20% compound annual growth rate (CAGR) over the same period.”

Shell Midstream Partners today announced that, effective March 1, 2017, Shawn Carsten, currently Shell’s Downstream Controller in the Americas, will assume the role of Vice President and Chief Financial Officer of Shell Midstream GP, LLC. Mr. Carsten will succeed Susan Ward, who has served as Vice President and Chief Financial Officer since Shell Midstream Partners’ initial public offering.  After March 1, 2017, Ms. Ward will continue in her role as Head of M&A and Commercial Finance for Shell’s businesses in the Americas.  In that role, Ms. Ward will continue in an M&A advisory capacity to Shell Midstream Partners.

“Susan played a key role in the successful planning and execution of the IPO, the completion and financing of its subsequent acquisitions and the ongoing delivery of strong financial performance. The partnership is grateful for her service, as well as her continued stewardship and support of an orderly transition of the CFO role in early 2017,” said John Hollowell.

A 28 year employee of Shell, Mr. Carsten brings broad financial experience and knowledge of Shell Pipeline Company with his most recent role as Shell’s Downstream Controller for the Americas. Mr. Carsten is a highly regarded leader in Shell's Finance organization with deep business knowledge across Shell businesses including Shell Pipeline Company. He has regional and global experience in strategy and planning, business performance management, and financial reporting.

FINANCIAL HIGHLIGHTS

•	Net income attributable to the partnership was $56.3 million, compared to $63.8 million for the prior quarter.

•	Net cash provided by operating activities was $73.4 million, compared to $78.3 million for the prior quarter.

•
Cash available for distribution was $61.1 million, compared to $69.7 million for the prior quarter, representing a 12.3% decrease quarter on quarter. The reduction to cash available for distribution is primarily due to lower storage revenue at Mars, cash held back at Bengal for tank repair expenses, and lower dividend income from Colonial.

•	Total cash distribution declared was $53.9 million resulting in a 1.1x coverage ratio.

•	Adjusted EBITDA attributable to the partnership was $68.0 million, compared to $77.1 million for the prior quarter.

•	As of September 30, 2016, the partnership had $160.8 million of consolidated cash and cash equivalents on hand.

•
In September, the partnership acquired 49.0% interest in Odyssey Pipeline L.L.C. and an additional 20.0% of Mars Oil Pipeline Company for $350.0 million. The acquisition was funded using cash on hand and debt under the upsized revolver.

•
As of September 30, 2016, there were 109,842,376 common units outstanding, of which 88,367,308 were publicly owned. Shell Pipeline Company, through its ownership of common units, subordinated units and the general partner units, owned 51.2% of the partnership.

Cash available for distribution and Adjusted EBITDA are non-GAAP supplemental financial measures. See reconciliation tables later in this press release.

ASSET HIGHLIGHTS

Crude Systems and Related Storage

◦
Zydeco - The partnership saw steady demand to move onshore and offshore crude to key markets in Louisiana. Mainline volumes were 545 kbpd in the current quarter, compared to 541 kbpd in the prior quarter.

◦	Lockport - Storage volumes remained steady as the terminal is fully utilized.

◦	Auger - Volumes were 103 kbpd, lower than the prior quarter of 113 kbpd primarily due to market choices as shippers are moving greater than expected volumes to SMI 205 to get into Louisiana markets.

◦
Mars - Volumes were 461 kbpd compared to 398 kbpd in the prior quarter primarily due to deliveries out of the caverns as storage positions unwound with increasing crude prices. Underlying volumes remained steady quarter over quarter.

◦	Poseidon - Volumes were 264 kbpd, in line with the prior quarter of 275 kbpd due to continued demand on the system for deliveries into Houma.

Refined Products Systems and Related Storage

◦	Colonial - Dividends were $1.1 million lower than prior quarter due to a 10-day outage following a release in early September.

◦	Bengal - Volumes were 537 kbpd, lower than previous prior quarter of 544 kbpd due to delivery curtailment into Colonial during the outage.
ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners' assets consist of pipelines, crude tank storage and terminal systems that serve as key infrastructure to transport and store onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from Gulf Coast markets to major demand centers.
For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.
FORTHCOMING EVENTS
At 9:30 a.m. CST today, Shell Midstream Partners will hold a webcast to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners’ website at www.shellmidstreampartners.com by clicking on the “2016 Third-Quarter Financial Results Webcast” link, found under the "Events and Conferences" section. A replay of the conference call will be available following the live webcast.

Unaudited Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars)	September 30, 2016	June 30, 2016
Revenue (1)	$67.9	$71.1
Costs and expenses
Operations and maintenance	16.7	17.5
General and administrative	7.9	7.8
Depreciation, amortization and accretion	6.0	5.8
Property and other taxes	1.3	1.9
Total costs and expenses	31.9	33.0
Operating income	36.0	38.1
Income from equity investments	21.4	25.6
Dividend income from investment	4.2	4.6
Investment and dividend income	25.6	30.2
Interest expense, net	2.8	2.0
Income before income taxes	58.8	66.3
Income tax expense	—	—
Net income	58.8	66.3
Less: Net income attributable to noncontrolling interests	2.5	2.5
Net income attributable to the Partnership	$56.3	$63.8
Less: general partner's interest in net income attributable to the Partnership	7.2	5.0
Limited Partners' interest in net income attributable to the Partnership	$49.1	$58.8

Net income per Limited Partner Unit – Basic and Diluted (in dollars):
Common	$0.28	$0.35
Subordinated	$0.28	$0.34

Weighted average Limited Partner Units outstanding – Basic and Diluted (in millions):
Common units – public	88.3	81.1
Common units – SPLC	21.5	21.5
Subordinated units – SPLC	67.5	67.5

(1) Deferred revenue for the three months ended September 30, 3016 and June 30, 2016, including the impact of overshipments and expiring credits, was $1.9 million and $1.7 million, respectively.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
(in millions of dollars)	September 30, 2016	June 30, 2016
Net income	$58.8	$66.3
Add:
Depreciation, amortization and accretion	6.0	5.8
Interest expense, net	2.8	2.0
Income tax expense	—	—
Cash distribution received from equity investments – Mars	11.5	13.1
Cash distribution received from equity investments – Bengal	2.7	7.1
Cash distribution received from equity investments – Poseidon	10.5	11.3
Less:
Income from equity investments	21.4	25.6
Adjusted EBITDA	70.9	80.0
Less:
Adjusted EBITDA attributable to noncontrolling interests	2.9	2.9
Adjusted EBITDA attributable to the Partnership	68.0	77.1
Less:
Net interest paid attributable to the Partnership	1.8	1.0
Maintenance capex attributable to the Partnership	7.0	6.7
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	0.8	(0.1)
Reimbursements from Parent included in partners' Capital	1.1	0.4
Cash Available for Distribution Attributable to the Partnership	$61.1	$69.7

See "Non-GAAP Financial Measures" later in this press release.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
(in millions of dollars)	September 30, 2016	June 30, 2016
Net cash provided by operating activities	$73.4	$78.3
Add:
Interest expense, net	2.8	2.0
Income tax expense	—	—
Return of investment	1.6	3.9
Less:
Change in deferred revenue	1.3	0.1
Amortization of debt issuance cost	0.1	—
Change in other assets and liabilities	5.5	4.1
Adjusted EBITDA	70.9	80.0
Less:
Adjusted EBITDA attributable to noncontrolling interests	2.9	2.9
Adjusted EBITDA attributable to the Partnership	68.0	77.1
Less:
Net interest paid attributable to the Partnership	1.8	1.0
Maintenance capex attributable to the Partnership	7.0	6.7
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	0.8	(0.1)
Reimbursements from Parent included in partners' Capital	1.1	0.4
Cash Available for Distribution Attributable to the Partnership	$61.1	$69.7

See "Non-GAAP Financial Measures" later in this press release.

Distribution Information

(in millions of dollars, except per-unit and ratio data)	For the Three Months Ended
	September 30, 2016	June 30, 2016
Quarterly distribution declared per unit	$0.26375	$0.25000

Adjusted EBITDA attributable to the Partnership (1)	$68.0	$77.1

Cash available for distribution attributable to the Partnership (1)	$61.1	$69.7

Distribution declared:
Limited Partner units – Common	$29.0	$27.4
Limited Partner units – Subordinated	17.8	16.9
General partner units	7.1	4.7
Total distribution declared	$53.9	$49.0

Coverage ratio (2)	1.1	1.4

(1) Non-GAAP measures. See reconciliation tables earlier in this press release.
(2) Coverage ratio is equal to Cash available for distribution attributable to the partnership divided by Total distribution declared.

Capital Expenditures
(in millions of dollars)	For the Three Months Ended
	September 30, 2016	June 30, 2016
Expansion capital expenditures	$0.2	$2.0
Maintenance capital expenditures	7.3	7.1
Total capital expenditures paid	$7.5	$9.1

Condensed Consolidated Balance Sheet Information
(in millions of dollars)	September 30, 2016	June 30, 2016
Cash and cash equivalents	$160.8	$168.6
Property, plant & equipment	395.5	394.4
Total assets	797.2	783.1
Total related party debt	343.9	344.4
Total equity	400.4	392.2

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	September 30, 2016	June 30, 2016
Pipeline throughput (thousands of barrels per day) (1)
Zydeco – Mainlines	545	541
Zydeco – Other segments	517	509
Zydeco total system	1,062	1,050
Mars total system	461	398
Bengal total system	537	544
Poseidon total system	264	275
Auger total system	103	113

Terminals (2)
Lockport terminaling throughput and storage volumes	170	196

Revenue per barrel ($ per barrel)
Zydeco total system (3)	$0.53	$0.58
Mars total system (3)	1.17	1.41
Bengal total system (3)	0.35	0.35
Auger total system (3)	1.08	1.02
Lockport total system (4)	0.29	0.26

 (1) Pipeline throughput is defined as the volume of delivered barrels.
(2) Terminaling throughput is defined as the volume of delivered barrels and storage is defined as the volume of stored barrels.
(3) Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system, volume and length of contract.
(4) Based on reported revenues from transportation and storage divided by delivered and stored barrels over the same time period. Actual rates are based on contract volume and length.

FORWARD LOOKING STATEMENTS
This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, November 3, 2016, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by the information in our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners and certain one-time payments not reflected in net income. Cash available for distribution will not reflect changes in working capital balances.
November 3, 2016

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

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